EXHIBIT 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-11966 of Startech Environmental Corporation of Form S-1 and Registration Statement No. 333-100909 of Startech Environmental Corporation on Form S-8 of our report dated December 15, 2004, appearing in this Annual Report on Form 10-K of Startech Environmental Corporation for the fiscal year ended October 31, 2004.



/s/ Kostin, Ruffkess & Company, LLC
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Kostin, Ruffkess & Company, LLC


Farmington, Connecticut
January 31, 2005